UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2005

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-14656	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

(781) 250-0111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In February 2004, Repligen terminated the September 1999 License Agreement (the “Licensing Agreement”) with ChiRhoClin, the supplier of SecreFlo™, based on ChiRhoClin’s alleged failure to meet its obligations under the Licensing Agreement.

In April 2004, Repligen filed an arbitration demand against ChiRhoClin with the American Arbitration Association in New York, New York. In this arbitration demand, Repligen alleged that ChiRhoClin breached several of its obligations under the Licensing Agreement including failure to use best efforts to obtain various FDA approvals and to manufacture and supply SecreFlo™ in a timely manner. In June 2004, ChiRhoClin filed a counterclaim alleging that Repligen had wrongfully terminated the Licensing Agreement.

On May 9, 2005, Repligen entered into a Settlement Agreement (the “Agreement”) with ChiRhoClin, Inc., in full settlement of their arbitration proceedings described above. Under the terms of the Agreement, Repligen will receive a payment of $750,000 and will be entitled to continue to market SecreFlo™ for the next several years under a royalty structure more favorable to Repligen than under the Licensing Agreement. ChiRhoClin is obligated to deliver a certain amount of SecreFlo™ to Repligen over the next few years. After depletion of all supplies of SecreFlo™, including those to be delivered under the Agreement, Repligen will cease marketing and selling SecreFlo™. ChiRhoClin will pay Repligen a per unit royalty on all sales by ChiRhoClin of its secretin products subject to certain time and/or volume limits. Repligen is not required to pay approximately $1,200,000 of disputed royalties to ChiRhoClin related to sales from February 2004 to March 2005. This will be recorded as other income in the quarter ended June 30, 2005. Repligen has received security for ChiRhoClin’s performance under the Agreement.

Item 7.01. Regulation FD Disclosure.

On May 10, 2005, Repligen announced in a press release that on May 9, 2005, Repligen and ChiRhoClin, Inc. had executed a Settlement Agreement in full settlement of their previously announced arbitration proceedings. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by Repligen Corporation on May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: May 10, 2005	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
Chief Executive Officer and President

EXHIBIT INDEX

99.1	Press Release issued by Repligen Corporation on May 10, 2005